UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2005

Plexus Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-14824	39-1344447
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Jewelers Park Drive, Neenah, Wisconsin		54957-0156
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	920-722-3451

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

In February 2005, Plexus shareholders approved the adoption of the Plexus Corp. 2005 Equity Incentive Plan (the "Plan"), which approval has previously been reported by Plexus.

Plexus has determined that certain administrative functions for the Plan will be conducted online, through a software and administrative system maintained by E*Trade Financial Corp., a third-party stock brokerage firm. In connection with the commencement of that arrangement on April 1, 2005, Plexus has adopted (also effective as of April 1, 2005) forms of agreements for the following type of awards which may be made under the Plan:

1. Form of option grant for officers and employees.
2. Form of option grant for non-employee directors.
3. Form of restricted stock award with time vesting.
4. Form of restricted stock unit award with time vesting.

No awards have yet been made under the Plan. Plexus has not yet adopted forms of agreements for stock appreciation right awards or for restricted stock or restricted stock unit awards with performance-based vesting.

In all cases, the forms of award agreements are in accordance with the provisions of, and alternatives provided in, the Plan. Terms of the specific awards will vary in: the number of shares subject to the awards; the vesting periods (or other arrangements), if any; the exercise price of any option; the date of grant; and identify of the recipients.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed herewith:
10.1 Form of option grant under the Plan for officers and employees.
10.2 Form of option grant under the Plan for non-employee directors.
10.3 Form of restricted stock award under the Plan with time vesting.
10.4 Form of restricted stock unit award under the Plan with time vesting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plexus Corp.

April 1, 2005	By:	Joseph D. Kaufman

Name: Joseph D. Kaufman
Title: Senior Vice President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Option Grant (Officer or Employee)
10.2	Form of Option Grant (Director)
10.3	Form of Restricted Stock Award with Time Vesting
10.4	Form of Restricted Stock Unit Award with Time Vesting